UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) June 28, 2006

RENT-WAY, INC.

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

0-22026                      25-1407782

(Commission FileNumber)           (IRS Employer Identification No.)

One RentWay Place, Erie, Pennsylvania                 16505

(Address of Principal Executive Offices)                (Zip Code)

(814) 455-5378

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

    (a)        Rent-Way has been advised by Malin, Bergquist, LLP, the independent registered public accountants who performed the audit of the company’s restated financial statements for the fiscal year ended September 30, 2003, that the audit and professional engagement period with respect to the fiscal year 2003 audit has ended and that the audit-client relationship between them has ceased. The report of Malin, Bergquist on the company’s fiscal year 2003 restated financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the company’s fiscal year 2003 restated financial statements, there were no disagreements between the company and Malin, Bergquist on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which if not resolved to the satisfaction of Malin, Bergquist, would have caused Malin, Bergquist to make reference to the matter in their report on the financial statements. Malin, Bergquist remains the independent registered public accountants for the company’s 401(k) Retirement Savings Plan.

        Rent-Way has requested Malin, Bergquist to furnish a letter addressed to the Securities and Exchange Commission stating whether Malin, Bergquist agrees with the statements made above. Malin, Bergquist has furnished such letter which is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)     Exhibits.

          99.1 Letter of Malin, Bergquist & Company, LLP

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rent-Way, Inc.

Dated:    June 28, 2006
By:      /s/ John A. Lombardi
Name:   John A. Lombardi

Title:    Senior Vice President and CFO

EXHIBIT INDEX

Exhibit Number      Description

          99.1                           Letter of Malin, Bergquist & Company, LLP